United States
Securities and Exchange Commission
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. )
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INNUITY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INNUITY, INC.
8455 154th Avenue NE
Redmond, WA 98052
May 1, 2006
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of shareholders of Innuity, Inc. This year’s annual meeting of shareholders will be held on Tuesday, June 6, 2006, at 9:00 a.m. Seattle time, in the Mihaila Conference Room at the offices of the Company’s outside legal counsel, DLA Piper Rudnick Gray Cary US LLP, located at 701 Fifth Avenue, Suite 7000, Seattle, Washington 98104.
      The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.
      It is important that you use this opportunity to take part in the affairs of Innuity by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.
      At the annual meeting we will review Innuity’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

JOHN R. WALL
Chief Executive Officer, Chairman of the Board, Secretary and Treasurer

INNUITY, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 6, 2006
TO THE SHAREHOLDERS:
      Notice is hereby given that the annual meeting of the shareholders of Innuity, Inc., a Utah corporation (the “Company”), will be held on June 6, 2006, at 9:00 a.m. Seattle time, in the Mihaila Conference Room at the offices of the Company’s outside legal counsel, DLA Piper Rudnick Gray Cary US LLP located at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104, for the following purposes:

1. To elect seven (7) directors to hold office until the 2007 annual meeting of shareholders and/or until their respective successors are elected and qualified.

2. To consider an increase in the maximum aggregate number of shares that may be issued under the Innuity, Inc. Amended and Restated 1999 Stock Option Plan by Two Million (2,000,000) shares.

3. To ratify the appointment of Hansen, Barnett & Maxwell as the Company’s independent auditors for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting.
      Shareholders of record at the close of business on April 24, 2006 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

By order of the Board of Directors,

JOHN R. WALL
Secretary
Redmond, Washington
May 1, 2006
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

INNUITY, INC.
8455 154th Avenue NE
Redmond, WA 98052
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
       The accompanying proxy is solicited by the Board of Directors of Innuity, Inc., a Utah corporation (“Innuity” or the “Company”), for use at its annual meeting of shareholders to be held on June 6, 2006, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are being mailed to shareholders on or about May 10, 2006.
SOLICITATION AND VOTING
      Voting Securities. Only shareholders of record as of the close of business on April 24, 2006 will be entitled to vote at the meeting and any adjournment thereof. As of that time, there were 19,719,540 shares of the Company’s Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company’s Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes, and ratification of auditors. Non-routine matters include approval of and amendments to stock plans.
      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its employees, Innuity will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold Innuity stock and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.
      Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.
      Our present members of the board of directors and certain “affiliates” own approximately 70% of our outstanding voting securities, which is in excess of the majority vote that is required to adopt the proposals. It is expected that all of these persons will vote in favor of the proposals, which they together, could adopt, ratify and approve on our Company’s behalf, without the votes of any other shareholder. However, there is no assurance that all of these persons will vote, or if they do vote, that they will vote in favor of the proposals, so management is soliciting shareholders’ proxies to vote in favor of the proposals.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all of the current members of the Board for election to the Board, to serve until the 2007 annual meeting of the Company’s shareholders and until their respective successors are qualified. All of the current directors (with the exception of Michael L. Snow) became directors of the Company in connection with the Company’s acquisition (the “Merger”) on November 9, 2005, in a stock-for-stock merger, of all of the outstanding shares of capital stock of Vista.com, Inc., a Washington corporation (“Vista”). Immediately following the Merger, all of the Company’s directors prior to that time resigned and the Company’s Board of Directors was reconstituted to consist of all of the nominees with the exception of Mr. Snow, who was recently appointed to the Board upon the recommendation of the Nominating and Corporate Governance Committee. The non-management directors initially recommended Mr. Snow to the Nominating and Corporate Governance Committee. Accordingly, the shareholders have not previously elected any of the directors to the Board.
      Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the seven (7) nominees of the Board named below. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may designate.
      If a quorum is present and voting, the directors receiving the highest number of votes will be elected. Abstentions and broker non-votes have no effect on the vote.
      The Board of Directors recommends a vote “FOR” the nominees named below.
      The following table sets forth the directors information with respect to their ages and position with the Company.

Name	Age	Position	Director Since

John R. Wall	48	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer	November 2005
John R. Dennis	43	President and Director	November 2005
Marvin A. Mall	45	Chief Operating Officer and Director	November 2005
Keith A. Cannon	65	Director	November 2005
Michael L. Snow	47	Director	April 2006
Harold H. Kawaguchi	68	Director	November 2005
Greg M. Stevenson	48	Director	November 2005
Directors
      John R. Wall has served our Chief Executive Officer, Chairman, Treasurer and Secretary and a director since November 2005. From 1999 until November 2005, Mr. Wall served as the Chief Executive Officer of Vista. Mr. Wall previously founded Wall Data Inc. in October 1982 and served as its Chief Executive Officer until July 1999. Mr. Wall holds a Bachelor of Science degree in computer science from Northern Arizona University.
      John R. Dennis has served as our President and a director since November 2005. From February 2002 to November 2005, Mr. Dennis was the President of Vista. Mr. Dennis founded and served as the Chief Executive Officer and Chairman of Innuity, Inc. (unrelated to the Company) from 1997 through its sale to Website Pros in February 2002. Mr. Dennis attended San Jose State University.

      Marvin A. Mall has served as our Chief Operating Officer and a director since November 2005. From September 1999 until November 2005, Mr. Mall was Chief Operating Officer of Vista. Mr. Mall previously served as Vice President of Development at Wall Data, Inc. from April 1983 to September 1999. Mr. Mall received his bachelor’s degree in Engineering and Technology from the DeVry Institute.
      Keith A. Cannon has served as a director since November 2005. For the past ten (10) years, Mr. Cannon was a registered representative for Wilson-Davis & Co., Inc., a broker-dealer based in Salt Lake City, Utah. Mr. Cannon also serves as a member of the Board of Directors of Montgomery Realty Group, Inc. (MGRY), JLM Courture, Inc., and Global Pari-Mutual Services, Inc., public companies. He has been engaged in the investment business for the past 36 years in various capacities.
      Michael L. Snow has served as a director since April 2006. Mr. Snow is of counsel with the Minnesota law firm of Maslon Edelman Borman & Brand, LLP, which he joined in 1976. He currently serves as a director of Miller Milling Company and Tamisa, the largest durum millers in the United States and Mexico, and Navarre Corporation, a distributor and publisher of a broad range of home entertainment and multimedia products. He has served as a director, officer or founder in numerous public and private corporations including Osmonics, Inc. and ValueVision International, Inc. (now ValueVision Media, Inc.). Mr. Snow is also a trustee of The Minneapolis Institute of Arts.
      Harold H. Kawaguchi has served as a director since November 2005. From June 1999 to January 2004, Mr. Kawaguchi served as Chief Executive Officer of Amnis Corp. Mr. Kawaguchi currently serves on the boards of directors of Therus Corp., Stratos Group LLC and Manifesto Group, all of which are privately held companies. Mr. Kawaguchi received a Bachelor of Arts in Industrial Design and a Masters in Fine Arts from the University of Washington.
      Greg M. Stevenson has served as a director since November 2005. Mr. Stevenson is currently employed as Senior Vice President of Research by the Reagan MacKenzie investment banking firm, where he has been since September 2003. Prior to joining Reagan MacKenzie, Mr. Stevenson was employed by the Mathew G. Norton Company as Senior Vice President of Investment from September 1999 through September 2003. Mr. Stevenson received his Bachelor of Arts degree from San Diego State University and his Masters in Business Administration from the American Graduate School of International Management.
Board Meetings and Committees
      The Board of Directors held four (4) meetings during the fiscal year ended December 31, 2005. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees was established by the Company after the Company’s acquisition of Vista. Other than Messrs. Cannon and Stevenson, during the last fiscal year, no director who was serving in such capacity during fiscal year 2005 attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.
      The members of the Audit Committee during fiscal 2005 were Messrs. Cannon, Kawaguchi, and Stevenson. Each of the members of the Audit Committee is independent, as defined in the applicable guidance of the Securities and Exchange Commission (the “SEC”). Mr. Stevenson is the Chair of the Audit Committee. Our Board has determined that Mr. Stevenson is an audit committee financial expert, as defined in applicable SEC guidance. The functions of the Audit Committee include retaining the Company’s independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of accounting and financial controls, reviewing the independence of the Company’s auditors, reviewing the Company’s critical accounting policies, and reviewing and approved as required by law related party transactions. The Audit Committee was formed on November 10, 2005, and did not hold any meetings during the fiscal year ended December 31, 2005.
      The members of the Compensation Committee during fiscal 2005 were Messrs. Cannon, Kawaguchi and Stevenson. Mr. Kawaguchi is the Chair of the Compensation Committee. The Compensation

Committee reviews and approves salary and bonus levels and stock option grants for executive officers. The Compensation Committee was formed on November 10, 2005, and did not hold any meetings during the fiscal year ended December 31, 2005.
      The members of the Nominating and Corporate Governance Committee during fiscal 2005 were Messrs. Cannon, Kawaguchi and Stevenson. The Nominating Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates. The Nominating Committee was formed on November 10, 2006, and did not hold any meetings during the fiscal year ended December 31, 2005.
Director Nomination Process
      The Company’s Board of Directors has a policy for identifying and evaluating candidates for inclusion in the Company’s recommended slate of director nominees, which is as follows:

Minimum Qualifications for Board Members
      The specific, minimum qualifications that the Board believes must be met by a Nominating Committee recommended nominee for a position on the Company’s Board of Directors are:

•	the nominee must be of the highest ethical character;

•	the nominee must be able to read and understand financial statements;

•	the nominee must be over 21 years of age;

•	the nominee must not have any significant and material conflict, whether personal, financial or otherwise, presented by being a member of the Board; and

•	the nominee must have the time to be available to devote to Board activities.

Necessary Qualities or Skills for Board Members
      The specific qualities or skills that the Board believes are necessary for one or more of the Company’s directors to possess are:

•	nominees should have relevant business management expertise and experience, and be able to offer advice and guidance to the Company’s chief executive officer and senior management based on that expertise and experience;

•	nominees should possess any necessary independence or financial expertise that may be required by law, the National Association of Securities Dealers, and the Securities and Exchange Commission;

•	the skills, experience and background of the nominee should complement those of the other directors;

•	in making the determinations regarding nominations of directors, the Nominating Committee may take into account the benefits of diverse viewpoints; and

•	nominees must be likely to have a constructive working relationship with other directors and Company management.

Process for Identifying Candidates
      The Nominating Committee uses its network of contacts, including current members of the Board, to identify potential Board candidates. The Nominating Committee may also engage, if it deems appropriate, a professional search firm to assist the Nominating Committee in identifying suitable candidates to serve on the Board. Finally, the Nominating Committee considers any nominees who would qualify as “independent directors,” under applicable SEC, Nasdaq or other rules and regulations, recommended by shareholders.

Director Candidates Recommended by Shareholders
      The Nominating and Corporate Governance Committee has a policy with regard to the consideration of director candidates recommended by the shareholders, and the Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The procedures to be followed by the shareholders in submitting such recommendations are as follows: The shareholder must give written notice to the Nominating and Corporate Governance Committee not less than 120 days before the anniversary date of the Company’s proxy statement filed in connection with the prior year’s annual meeting. The Notice must be delivered in writing by registered or certified first-class postage prepaid to the Chairman of the Nominating and Corporate Governance Committee at the following address: 8644 154th Avenue NE, Redmond, Washington 98052.
      The notice must be accompanied by the following:

•	the candidate’s full legal name, age, and business and residence address;

•	a complete description of the candidate’s education and work history;

•	a description of any other experience of the candidate that demonstrates an ability to serve on the board of directors of a public company;

•	all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder; and

•	a consent, to be considered as a candidate and publicly identified, executed by the candidate, which includes a certification that the information provided about the candidate is true and correct and does not omit any material information.

Evaluation of Candidates
      The Nominating Committee evaluates the candidates against the criteria for directors summarized above. All incumbent directors and director candidates are to submit a completed form of directors’ and officers’ questionnaire. In the case of incumbent directors, the Nominating Committee will also review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. Finally, the process will include interviews and may include additional background and reference checks for non-incumbent director candidates, at the discretion of the Nominating Committee. The only difference in the manner in which the Nominating Committee will evaluate director candidates recommended by shareholders is that the process may include additional background and reference checks for such candidates, at the discretion of the Nominating Committee. The Nominating Committee will then consider such candidates’ qualifications and choose the nominees by majority vote.

Future Revisions to the Nominations Policy
      The Company’s policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating Committee reserves the right to make modifications in the policy from time to time.
Corporate Governance
      A current copy of the charter of the Nominating and Corporate Governance Committee is available to shareholders on the Company’s web site: http://www.innuity.com, under Investor Relations.
      The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s code of ethics is posted on its Internet website at the above website address. In the event that an amendment to, or a waiver from, a provision of the Company’s code of ethics that applies to an of its officers or directors is necessary, the Company intends to post such information on its website at the above address.
      Our Board of Directors provides a process for shareholders to send communications to the Board through its Nominating and Corporate Governance Committee. All shareholder communications, except those related to shareholder proposals that are discussed below under the heading “Proposals of Shareholders,” must be sent to the Chairman of the Nominating and Corporate Governance Committee at 8644 154th Avenue NE, Redmond, Washington, 98052. All communications submitted in this manner are delivered to the directors to whom they are addressed or to the Board as a whole if not addressed to any one director.
      The Company has a policy regarding director attendance at annual shareholder meetings. The policy requires the Company to make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules, and requires each Board member to make every reasonable effort to attend the Company’s annual meeting of shareholders.
Executive Officers
      The following persons are our executive officers as of May 1, 2006, who will serve in the capacities noted until the election and qualification of their successors.

Name	Age	Position and Offices with Innuity

John R. Wall	48	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer
John R. Dennis	43	President and Director
Marvin A. Mall	45	Chief Operating Officer and Director
Robert K. Bench	57	Chief Financial Officer
Shivonne A. Byrne	48	Chief Marketing Officer
James D. Crisera	37	President, Promotions Division
James D. Bland	39	Executive Vice President of Corporate Development
Douglas E. Merryman	44	President, Merchant Services Business Line
Curtis R. Porritt	45	President, Lead Generation Services Business Line
Mark A. LeMay	46	Executive Vice President, Vertical Markets
Stephen L. Ferrante	42	President, In-Store Systems Business Line
      In addition to Messrs. Wall, Dennis and Mall, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers of Innuity and its subsidiaries. Each of the executive officers serves until terminated by our Board of Directors or until the officer resigns.
      Robert K. Bench has served as our Chief Financial Officer since November 2005. From January 2005 to November 2005, Mr. Bench served as the Chief Financial Officer of Vista. In 2004, Mr. Bench co-founded The BayHill Group, an investment strategy firm. From November 2000 until April 2004, Mr. Bench was Chief Financial Officer of The SCO Group. Mr. Bench is a Certified Public Accountant, and prior to entering the private sector, he worked as a Certified Public Accountant for KPMG Peat Marwick. Mr. Bench holds a Bachelor of Science degree in Accounting from Utah State University.
      Shivonne A. Byrne has served as our Chief Marketing Officer since November 2005. From August 2005 to November 2005, she served as the Chief Marketing Officer of Vista. From November 2004 to August 2005, Ms. Byrne was Executive Vice President and Chief Operating Officer of the Washington Software Alliance. From July 2003 to November 2004, Ms. Byrne served as Executive Vice President of

Products and Marketing for Positively For Kids Inc., a publisher of books and online learning materials for kids of all ages. From April 1998 to July 2003, she was President of Creative Fusions LLC, a strategic marketing consultancy. She received her Bachelor of Arts degree in English from Stanford University.
      James D. Bland became our Executive Vice President of Corporate Development in April 2006. From November 2005 to April 2006, Mr. Bland served as Executive Vice President of our Promotions Division. From September 2003 to November 2005, he was Executive Vice President of Vista. From August 2002 to September 2003, Mr. Bland served as Vice President of Summit Hotel Ventures, a company raising capital for hotels. Mr. Bland also served as President of Customclick, LLC from July 2002 through September 2003. From February 2002 through August 2002, Mr. Bland served as Vice President of Acquisition Services for Website Pros, a Web services company. Mr. Bland served as Vice President of Business and Corporate Development for Innuity Inc. (unrelated to the Company), from June 1996 through February 2002. Mr. Bland received a Bachelor of Science degree in Economics from the University of Washington.
      Douglas E. Merryman has served as President of our Merchant Services business line since November 2005. From January 2003 to November 2005, Mr. Merryman was Managing Partner of Merchant Partners.com, LLC, a payment gateway services company which Vista acquired in January 2004. From December 1999 to January 2004, Mr. Merryman owned and founded WebsiteESP, a Web hosting service provider. Mr. Merryman received a Bachelor of Science degree in Engineering from Arizona State University.
      Curtis R. Porritt has served as President of our Lead Generation Services business line since November 2005. Mr. Porritt served as President of 10x Marketing, LLC from May 2003 through June 2005, when it was acquired by Vista. From November 2000 to August 2002, he served as Director of Corporate Strategy for Caldera Systems. Mr. Porritt attended Brigham Young University.
      Mark A. LeMay has served as our Executive Vice President of Vertical Markets since February 2006. From November 2005 until February 2006, Mr. LeMay was the President of the Company’s In-Store business line. From June 2005 until the Merger, he held the same position with Vista. Mr. LeMay founded Jadeon, Inc. in 2001 and served as its President until Innuity purchased Jadeon in June 2005. From 1998 to 2001, Mr. LeMay served as the Vice President of Operations for Javelin Systems. Mr. LeMay received his degree in computer repair from Northwestern Electronics Institute.
      Stephen L. Ferrante is the President of our In-Store Systems business line, a position he has held since February 2006. From November 2005 until February 2006 Mr. Ferrante was the Chief Operating Officer of the Company’s In-Store business line. Mr. Ferrante was the Chief Operating Officer of Vista’s In-Store Systems business line from July 2005 until the Merger. From October 2004 to July 2005, he was the Chief Operating Officer of Jadeon, Inc. Mr. Ferrante was Director of International Sales at Radiant/ Aloha Technologies from 2003 to 2004. From 2001 to 2002, Mr. Ferrante served as Vice President of Sales, at Alphanet Solutions Inc. Mr. Ferrante received his master’s degree from the Graziadio School of Business Management, Pepperdine University, and his bachelor’s degree in business administration and management from the University of Phoenix.
      James D. Crisera has served as President of our Promotions Division since April 2006. From September 2005 until March 2006, he served as the Chief Operating Officer of our Promotions Division. From July 2004 to September 2005, Mr. Crisera was the Vice President of Marketing for Vista. Prior to joining Vista, Mr. Crisera co-founded Vendaria, an online marketing services company, where he served as Chief Operating Officer from 1999 to 2004. Mr. Crisera started his career as an auditor with Deloitte & Touche. Jim is a Certified Public Accountant and received his bachelor’s degree in economics and business from the University of California at Los Angeles.
      There is no family relationship between any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE INNUITY, INC. AMENDED AND
RESTATED 1999 STOCK OPTION PLAN
Background
      In December 9, 2005, our shareholders approved the Innuity, Inc. Amended and Restated 1999 Stock Option Plan (the “Plan”). Under the Plan, 2,440,466 shares of our Common Stock were available for issuance. As of April 24, 2006, options for a total of 2,040,387 shares were granted and outstanding and 126,449 shares had been exercised, leaving only 273,630 shares currently available for future option grants.
Amendment to the Plan
      On April 24, 2006, our Board of Directors approved an amendment to increase the current maximum number of shares available under the Plan to 4,440,466 shares. The 4,440,466 shares would include the 2,040,387 shares under outstanding stock options and the 126,449 shares previously exercised, and would leave 2,273,630 shares available to the Board for future grant and issuance under the Plan. The amendment revises Section 4.1 of the Plan to read in its entirety as follows:

4.1 AUTHORIZED NUMBER OF SHARES

Subject to adjustment from time to time as provided in Section 10.1, a maximum of 4,440,466 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company. Except as adjusted pursuant to Section 10.1, in no event shall more than 4,440,466 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options.
      The Board of Directors adopted this amendment to ensure that there will be a sufficient reserve of shares to permit further option grants to existing and employees, directors and consultants at levels determined appropriate by the Board of Directors and the Compensation Committee. It is anticipated that the proposed increase will provide a sufficient number of shares to cover grants for the next few years. Stock options have been and will continue to be an important part of our overall compensation program. The Board of Directors believes that, in the current highly competitive labor market, stock options serve to attract, retain and motivate employees, directors and consultants and to enhance their incentive to perform at the highest level and contribute significantly to our success.
      The following is a high-level summary of certain characteristics of the Plan. In all respects, the Plan is qualified by reference to the Plan itself. A copy of the Plan is attached as Exhibit 10.1 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 23, 2006.
Summary of the Provisions of the Innuity, Inc. Amended and Restated 1999 Stock Option Plan
      Authorized Shares. As amended, a maximum of 4,440,466 of the authorized but unissued shares of our common stock is authorized to be issued under the Plan. If any outstanding option expires, terminates or is canceled, the expired shares are returned to the Plan and again become available for grant. Appropriate adjustments will be made to the number of shares reserved under the Plan and the number of shares and exercise price under each outstanding option in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.
      Administration. The Plan is administered by the Compensation Committee of the Board of Directors or another committee of the Board of Directors appointed to administer the Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Committee” refers to either such committee or the Board of

Directors.) Subject to the provisions of the Plan, the Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Committee may amend or cancel any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option. The Committee has the authority to interpret the provisions of the Plan and options granted thereunder, and any such interpretation by the Committee is binding.
      Eligibility. Options may be granted under the Plan to Company employees, directors and consultants or those of any parent or subsidiary of the Company. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options. There are approximately 190 employees, seven (7) directors and three (3) consultants who are currently eligible to participate in the Plan.
      Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement between the Company and the optionee, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. Stock options must have an exercise price that is not less than the fair market value of a share of Company common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of Company common stock or any parent or subsidiary of the Company (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Company common stock on the date of grant.
      The Plan provides that the option exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, by tender, to the extent legally permitted, of shares of common stock owned by the optionee having a fair market value not less than the exercise price, or by such other lawful consideration as may be approved by the Committee. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by us, through the optionee’s surrender of a portion of the option shares to the Company.
      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Committee. The maximum term of an option granted under the Plan is 10 years, provided that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee’s termination of service, unless such termination results from the optionee’s retirement, death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date. Stock options are not transferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.
      Corporate Transaction. The Plan defines a “Corporate Transaction” as any of the following events: (a) consummation of any merger or consolidation in which we are not the continuing or surviving corporation, or pursuant to which shares of common stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of our outstanding voting securities immediately prior to such merger or consolidation own less than 66 2/3% of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange, or other transfer, in one transaction or a series of related transactions, of all or substantially all of the Company’s assets, other than a transfer of Company assets to a majority-owned subsidiary corporation; or (c) approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution. If a Corporate Transaction occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may, without the consent of any optionee, either assume our rights and obligations under outstanding options or substitute substantially equivalent options for such corporation’s stock. Options that are not assumed, replaced or exercised prior to a Corporate Transaction will terminate. Options accelerate and become exercisable in full to the extent that they are not assumed or substituted by an acquiror, and if they are assumed or accelerated by an acquiror they accelerate and become exercisable in full if the acquiror terminates the option holders services within one year following a Corporate Transaction, other than for cause or good reason (as such terms are defined in the Plan).
      Termination or Amendment. The Plan will continue in effect until the earlier of its termination by the Board of Directors or the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the Board of Directors adopted the Plan. The Board of Directors may terminate or amend the Plan at any time. However, without shareholder approval, the Board of Directors may not amend the Plan to increase the total number of shares of common stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law. No termination or amendment may affect an outstanding option unless expressly provided by the Board, nor, in any event, may it adversely affect an outstanding option without the consent of the optionee.
Awards Granted to Certain Persons
      The aggregate number of shares of Company common stock subject to awards granted to certain persons under the Plan since its inception is as follows:

Person and Position	Aggregate No. of Shares

John R. Wall, Chairman, Chief Executive, Treasurer and Secretary	0
All current executive officers as a group	1,200,992
All current Directors who were not executive officers, as a group	0
All employees, including current officers who are not executive officers, as a group	2,000,387
      Since its inception, no options have been granted under the Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent (5%) or more of the total amount of options granted under the Plan.
Summary of Federal Income Tax Consequences
      The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
      Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

      In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares become vested and free of any restrictions on transfer (the later of such dates being referred to as the “determination date”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the exercise date as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the exercise date. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table contains information regarding our equity compensation plans as of December 31, 2005.

	Number of	Weighted-Average	Number of Securities
	Securities to Be	Exercise Price	Remaining Available for
	Issued upon Exercise	of Outstanding	Future Issuance Under
	of Outstanding	Options,	Equity Compensation Plans
	Options, Warrants	Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in the First Column)

Equity compensation plans approved by security holders	1,980,885	$0.38	350,800
Equity compensation plans not approved by security holders	None	N/A	None

Total	1,980,885	$0.38	350,800

Required Vote and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.
      The Board of Directors believes that the proposed amendment to the Plan is in the best interests of the Company and its shareholders for the reasons stated above.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE INNUITY, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS
      The Audit Committee of the Board of Directors has retained Hansen, Barnett & Maxwell as the Company’s independent public auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. Hansen, Barnett & Maxwell audited the Company’s financial statements in fiscal years 2005 and 2004. A representative of Hansen, Barnett & Maxwell is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2005, and December 31, 2004, by our independent auditors:

	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$76,118	$29,296
Audit-Related Fees(2)	$61,505	$20,113
Tax Fees(3)	$3,552	$1,673
All Other Fees(4)	$—	$—

Total	$141,175	$51,082

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes audit-related services related to acquisitions by the Company and for review of information contained in Company security offering documents.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. This category includes fees for preparation of federal and state tax returns for the Company and its subsidiaries.

(4)	All Other Fees consist of fees for products and services other than the services reported above.
      Our Audit Committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our Audit Committee approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by our independent public accountants, whether identified in statute or determined in the opinion of the Audit Committee to be incompatible with the role of an independent public accountant. All fees identified in the preceding four paragraphs were approved by the Audit Committee. During the fiscal year ended December 31, 2005, our Audit Committee reviewed all non-audit services provided by our independent public accountants, and concluded that the provision of such non-audit services was compatible with maintaining the independence of the independent public accountants.
      The Audit Committee has considered the role of Hansen, Barnett & Maxwell in providing non-audit and non-audited-related services to the Company and has concluded that such services are compatible with Hansen, Barnett & Maxwell’s independence as the Company’s auditors.
Vote Required and Board of Directors’ Recommendation
      The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of shareholders at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
      The Board of Directors unanimously recommends a vote “FOR” the appointment of Hansen, Barnett & Maxwell as the Company’s independent public auditors for the fiscal year ending December 31, 2006.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of March 31, 2006, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known to the Company to be the beneficial owner of more than five percent (5%) of our outstanding common stock, (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table on page 18 below, and (iv) all directors and executive officers as a group.

		Number of Shares
	Number of Shares	Underlying	Pro Forma Percent of
	Beneficially	Convertible	Common Stock
Name and Address of Beneficial Owner(1)	Owned(2)	Securities(3)	Outstanding(4)

John R. Wall(5)	5,039,086	0	25.55%
Michael L. Snow(6)	2,961,346	0	15.02%
Artesian Management, Inc.(7)	2,700,671	0	13.70%
301 Carlson Parkway
Suite 120
Minnetonka, MN 55305
Mark A. LeMay(8)	2,134,340	0	10.82%
Marvin A. Mall(9)	1,148,567	124,999	5.79%
John R. Dennis(10)	1,083,242	0	5.49%
The Wall Family LLC(11)	1,000,000	0	5.07%
Harold H. Kawaguchi	287,724	0	1.46%
Greg M. Stevenson	143,175	0	*
Keith A. Cannon	93,175	0	*
Former Officer:
Craig Carpenter	359,832	0	1.82%
Directors and executive officers as a group (16 persons)	14,341,853	549,290	72.67%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Innuity, Inc. at 8644 154th Avenue NE, Redmond, WA 98052.

(2)	Number of shares shown as beneficially owned by each person in the table includes all shares of common stock underlying options or warrants exercisable by such person within 60 days of March 31, 2006.

(3)	Represents the aggregate number of shares underlying options or warrants exercisable within 60 days of March 31, 2006.

(4)	Calculated on the basis of 19,719,540 shares of our common stock outstanding as of March 31, 2006, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after March 31, 2006, are deemed to be outstanding for the purpose of calculating that shareholder’s percentage beneficial ownership.

(5)	Based in part on a Schedule 13D filed by John R. Wall and The Wall Family LLC with the Securities and Exchange Commission on November 9, 2005. Includes 1,000,000 shares held by the Wall Family LLC. Mr. Wall, Chief Executive Officer and a director, and his spouse, Linda Wall, have shared voting and dispositive power over the shares held by The Wall Family LLC, as managing members. Mr. Wall disclaims beneficial ownership of the shares held by The Wall Family LLC.

(6)	Based in part on a Schedule 13D filed by Artesian Management, Inc., with the Securities and Exchange Commission on November 9, 2005. Includes 2,700,671 shares of common stock held by Artesian Management, Inc., over which Michael L. Snow has shared voting and dispositive power. Mr. Snow disclaims beneficial ownership of the shares held by Artesian Management, Inc. except to the extent of his pecuniary interest in the entity.

(7)	Based in part on a Schedule 13D filed by Artesian Management, Inc., with the Securities and Exchange Commission on November 9, 2005. Michael L. Snow, a director, has shared voting and dispositive power over the shares held by Artesian Management, Inc.

(8)	Based in part on a Schedule 13D filed by Mark A. LeMay with the Securities and Exchange Commission on November 9, 2005.

(9)	Based in part on a Schedule 13D filed by Marvin A. Mall with the Securities and Exchange Commission on November 9, 2005. Includes 40,000 shares held by Mr. Mall’s dependent children.

(10)	Includes 384,426 shares held by Seaport Ventures, LLC. Mr. Dennis, President and a director, has sole voting and dispositive power over the shares held by Seaport Ventures, LLC, as the managing member.

(11)	Mr. Wall, Chief Executive Officer and a director, and his spouse, Linda Wall, have shared voting and dispositive power over the shares held by The Wall Family LLC, as managing members.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation
      The following Summary Compensation Table sets forth information concerning the compensation of the Company’s Chief Executive Officer, the four other most highly compensated executive officers who were employed by the Company at the end of December 31, 2005, and who earned more than $100,000 during such fiscal year, the former Chief Executive Officer and the two other executive officers who would have been included among the four other most highly compensated executive officers had they continued to serve as executive officers through December 31, 2005, for services rendered during the three fiscal years ended December 31, 2005, December 31, 2004, and December 31, 2003 (collectively, the “Named Executive Officers”). The table does not include summary information as to the Company’s compensation earned for services rendered to Vista before the Merger.
SUMMARY COMPENSATION TABLE

					Long Term
					Compensation

					Awards
	Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position(1)	Year	Salary	Bonus	Compensation	Award(s)	Options	Compensation

John R. Wall	2005	$25,000	—	—	—	—	—
Chief Executive Officer,	2004	—	—	—	—	—	—
Chairman of the Board,	2003	—	—	—	—	—	—
Secretary and Treasurer
Former Officer:
Craig Carpenter	2005	—	—	—	—	—	—
Former President	2004	—	—	—	—	—	—

(1)	John R. Wall became an officer of the Company on November 5, 2005. Craig Carpenter ceased being an officer of the Company on that date.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
      We do not have any employment agreements with our Named Executive Officers, and none of the Named Executive Officers would receive any additional renumeration as a result of a change-in-control of the Company.
Compensation of Directors
      The Company does not pay its directors annual fees or meeting fees for attending Board or Board committee meetings. The Company does, however, reimburse its directors for their out of pocket travel costs in attending Board and Board committee meetings.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Merger
      On November 9, 2005, the Company completed a stock-for-stock merger with Vista.com, Inc., a Washington corporation (“Vista”) pursuant to an Agreement and Plan of Merger, dated as of October 21, 2005, by and among the Company, Vista Acquisition Corp., a wholly-owned subsidiary of the Company (the “Merger Sub”) and Vista, providing for the merger of Merger Sub with and into Vista (the “Merger”). Upon completion of the Merger, Vista became a wholly-owned subsidiary of the Company.

      In the Merger, the Company issued an aggregate of approximately 15,966,838 shares of Company common stock to the shareholders of Vista in exchange for Vista capital stock, on a one-for-one share exchange basis. The Company’s current directors and executive officers and greater than 5% shareholders received in exchange for their Vista stock in the Merger a controlling interest in the Company. In addition, to the extent that the Company’s current directors and executive officers hold options to purchase Vista stock at the time of the Merger, such options became options to purchase common stock of the Company.
BayHill Group
      The Company is a party to a services agreement with BayHill Group LLC, a Utah limited liability company (the “BayHill Agreement”). Robert K. Bench, our Chief Financial Officer, is a member of BayHill Group. During 2005, the Company paid BayHill a fee of $25,000 per month for services rendered to the Company, including the services of Robert K. Bench as the Company’s Chief Financial Officer. Mr. Bench did not otherwise receive a salary from the Company in 2005. In 2006, the monthly fee for BayHill’s services was reduced to $23,000, and the Company began paying Mr. Bench $2,000 per month. Under the BayHill Agreement, the Company has agreed to reimburse BayHill’s reasonable expenses incurred on behalf of the Company. To the extent such expenses are expected to exceed $5,000 in any single month, such expenses must be approved in advance by the Company. The agreement automatically extends for successive periods of twelve months ending in December, unless cancelled by either party upon ninety (90) days prior written notice. Although the terms of the BayHill Agreement do not relate specifically to terms and conditions of Mr. Bench’s services to the Company, as a BayHill principal, he indirectly benefits from the remuneration paid by Vista to BayHill under this agreement.
Craig Carpenter Lease Option Agreement and Exchange
      In connection with the Merger, the Company and Craig Carpenter, a former director, entered into a Lease Option Agreement pursuant to which the Company had a one-year option to transfer and sell to Mr. Carpenter a certain oil and gas lease and related equipment and licenses in consideration of the full satisfaction of Mr. Carpenter’s $75,000 judgment then outstanding against the Company. After the Merger, the Company transferred the foregoing-described operating assets to Mr. Carpenter, except for the cash, for settlement of the $75,000 judgment.
Common Stock Issuances
      On March 8, 2005, and September 22, 2005, Vista’s board of directors approved the issuance and sale of an aggregate of 3,074,789 and 93,175 shares, respectively, of Vista’s common stock to the following directors and executive officers of Vista (now directors and executive officers of the Company) for a purchase price of $0.10 per share (0.47 in the case of Mr. Cannon) in cash, payable by each of them in cash, cancellation of existing indebtedness or against delivery of a promissory note:

Name	No. of Shares

BayHill Group, LLC (an entity controlled by Robert Bench, Chief Financial Officer)	698,816
Keith A. Cannon	93,175
John Dennis, President and Director	698,816
Harold M. Kawaguchi	93,175
Marvin Mall, Chief Operating Officer and Director	698,816
Michael L. Snow	93,175
Greg M. Stevenson	93,175
John Wall, Chief Executive Officer and Director	698,816
      The above-described shares became shares of Company common stock in connection with the Merger.

      This issuance of the above shares was for compensatory reasons, in lieu of stock option grants or other equity compensation arrangements. Upon the occurrence of certain events, including termination of service, the Company has the option to repurchase all or any portion of the shares purchased by such executive officer or director at a price per share between $0.20 and $2.00 per share (and between $0.57 and $2.37 in the case of Mr. Cannon), with the actual per share repurchase price dependent upon when such services are terminated and whether, as of such date of repurchase, certain performance milestones have been achieved.
      The Company succeeded to and became a party to the above agreements.
Registration Rights Agreement
      The Company is a party to a Registration Rights Agreement with certain parties, including the Curtis Porritt, an executive officer, and Craig Carpenter, a former director and former executive office, and Artesian Management, Inc., a more than five percent (5%) shareholder. Under certain circumstances, the parties to the registration rights agreement can demand registration of their stock covered by the Registration Rights Agreement. Under certain circumstances, the parties also have the right to participate in registrations of Company common stock, which right may be exercised from time to time. These rights survived the Merger and will terminate at such time as each holder’s securities can be sold within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144, but in any event no later than the first anniversary of the closing date of the Merger.
Jadeon Acquisition
      On June 16, 2005, Vista completed its acquisition of Jadeon, Inc. pursuant to the terms of a Stock Purchase Agreement. As consideration for the acquisition, Mark LeMay, who is now Executive Vice President, Vertical Markets and the former sole director and sole shareholder of Jadeon, received (i) 2,134,340 shares of Vista’s common stock (of which 1,000,000 shares was held back to secure certain indemnification obligations of Mr. LeMay pursuant to the terms of the Stock Purchase Agreement); (ii) a cash payment of $68,513; and (iii) a promissory note in the aggregate principal amount of $800,378, providing for quarterly payments equal to the lesser of six percent of Jadeon’s gross revenues (excluding costs of all hardware sold as part of a system installation) for the preceding quarter or sixty percent of Jadeon’s net income plus amortization for the preceding quarter, calculated consistently with generally accepted accounting principles as applied by the Company (provided, that each quarterly payment shall in no event be less than $45,000). Immediately following the closing of this acquisition, Vista made a required payment of $201,000 to Mr. LeMay, as an advance against future payments to become owing under the terms of the promissory note. The Company’s obligation to make quarterly payments under the promissory note is suspended until the aggregate quarterly payments due and owing to Mr. LeMay exceed $201,000 in the aggregate. The shares of Vista common stock issued to Mr. LeMay became shares of Company common stock in connection with the Merger.
      Vista also entered into an employment agreement with Mr. LeMay in connection with the Jadeon acquisition. Pursuant to the terms of the employment agreement, if, during the ten-year period ending June 16, 2015, Jadeon’s cumulative gross revenues (excluding costs of all hardware sold as part of a system installation) exceed $60,000,000 in the aggregate, the Company will be obligated to pay Mr. LeMay a commission equal to the lesser of (i) ten percent (10%) of any such excess gross revenues for the preceding quarter, or (b) one hundred percent (100%) of Jadeon’s net income plus amortization for the preceding quarter, calculated consistently with generally accepted accounting principles as applied by the Company, payable on quarterly basis, less required deductions for state and federal withholding tax, social security and other employment taxes and payroll deductions. Mr. LeMay’s employment agreement is for a minimum of two years. If Mr. LeMay is terminated without cause or if he terminates his employment for good reason, each as defined in his employment agreement, Mr. LeMay would receive (i) severance payments equal to his base salary then in effect (currently $125,000 per year) for the greater of the remainder of the initial two-year term or one year, and (ii) the commission payments described above for the period through June 16, 2015, to the extent that Jadeon’s cumulative gross revenues (excluding costs of all hardware sold as part of a system installation) exceed $60,000,000 in the aggregate during such period.
Artesian Management, Inc.
      In connection with the Merger, the Company assumed approximately $1.1 million of Vista debt owed to Artesian Management, Inc. (“Artesian”), an entity in which Michael L. Snow, a director, owns pecuniary interest. In early 2006, certain this debt, plus accumulated interest thereon, was converted to 750,671 shares of Company common stock. The remainder of this debt held by Artesian was distributed by Artesian to its owners and other interest holders. As a result of these distributions, the following persons became holders of the following amount of debt of the Company:

Holder and Relation to Company	Amount of Debt

John and Maryanne Dennis Foundation (John R. Dennis is a director and executive officer of the Company)	$11,112.97
Seaport Ventures, LLC (an entity controlled by John R. Dennis)	$157,770.17
      The Company does not currently owe any amounts to Artesian.
US Lodging LLC
      The Company is a party to an agreement with US Lodging LLC, an entity owned by John R. Dennis and James D. Bland, pursuant to which the Company is obligated to pay US Lodging a certain share of certain search revenues received by the Company. During 2005, the Company paid US Lodging $51,326.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.
      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% shareholders were complied with.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Hansen, Barnett & Maxwell our independent auditor, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
      The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in applicable Securities and Exchange Commission guidance. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A.
      The Committee has discussed and reviewed with the the Company’s independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Hansen, Barnett & Maxwell, with and without management present, to discuss the overall scope of Hansen, Barnett & Maxwell’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.
      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
      Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

AUDIT COMMITTEE

Keith A. Cannon
Harold H. Kawaguchi
Greg M. Stevenson

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
      Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included our proxy materials for the annual meeting to be held in 2006, the proposal must be received at our principal executive offices, addressed to the corporate secretary, no later than December 31, 2006 (120 calendar days in advance of the one year anniversary of the date this proxy statement was released to shareholders in connection with the 2006 annual meeting of shareholders). Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive timely notice of the proposal, addressed to the secretary at our principal executive offices. To be timely, notice of shareholder business must be received by our corporate secretary no later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced. A shareholder’s notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class and number of shares of Innuity common stock which are beneficially owned by the shareholder and such other beneficial owner, and (iv) any material interest of the shareholder and such other beneficial owner in such business.
TRANSACTION OF OTHER BUSINESS
      At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2006 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

John R. Wall
Secretary
May 1, 2006.

APPENDIX A
SOURCE ENERGY CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

I.	STATEMENT OF POLICY
      This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Source Energy Corporation (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.
      The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor, review the performance of the Company’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).
      The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS
      The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market: provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the “exceptional and limited circumstances” exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

•	has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

•	accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•	is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.
      Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.
      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	MEETINGS
      The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management, internal auditors and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES
      To fulfill its responsibilities and duties, the Committee shall:
     A. Oversight of the Company’s Independent Auditor
      1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.
      2. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.
      3. Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor’s quality-control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, and report to the Board on its conclusions, together with any recommendations for additional action.
      4. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.
      5. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting.
      6. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
      7. Approve as necessary the termination of the engagement of the independent auditor.
      8. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.
      9. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditor to the Company, or any other material written communication provided by the independent auditor to the Company’s management.
      10. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

B.	Review of Financial Reporting, Policies and Processes
      1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.
      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements.
      3. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s periodic reports.
      4. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.
      5. Periodically meet separately with management, with internal auditors and with the independent auditor.
      6. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.
      7. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), review annually with the independent auditor the attestation to and report on the assessment made by management, and consider with management, the internal auditors and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.
      8. Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.
      9. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.
      10. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.
      11. Review any special audit steps adopted in light of material control deficiencies.

C.	Risk Management, Related Party Transactions, Legal Compliance and Ethics
      1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.
      2. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.
      3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.
      4. In consultation with the Nominating and Corporate Governance Committee, consider and present to the Board for adoption a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.
      5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Business Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.
      6. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.
      7. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.
      8. Develop, in coordination with the Nominating and Corporate Governance Committee, and implement an annual performance evaluation of the Committee.
      9. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.
      10. Review and reassess the Charter’s adequacy at least annually.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON

JUNE 6, 2006
The undersigned hereby appoint(s) John R. Wall and Marvin A. Mall, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Innuity, Inc. held of record by the undersigned on April 24, 2006, at the Annual Meeting of Shareholders of Innuity, Inc. to be held at the Columbia Center located at 701 Fifth Avenue, Suite 7000, Mihaila Conference Room, Seattle, Washington 98104, beginning at 9:00 a.m., local time, on Tuesday, June 6, 2006, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
(IMPORTANT— PLEASE DATE AND SIGN ON THE OTHER SIDE)

Annual Meeting of Shareholders
INNUITY, INC.
JUNE 6, 2006
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER
IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
“FOR” ITEM 1, “FOR” ITEM 2 , AND “FOR” ITEM 3.
The Board of Directors recommends a vote “FOR” Item 1, “FOR” Item 2, and “FOR” Item 3.

(continued from other side)

		FOR all nominees	Withhold Authority
		listed (except as	to vote all
		withheld)	nominees
1.	ELECTION OF DIRECTORS	☐	☐
01 Keith A. Cannon
02 John R. Dennis
03 Harold H. Kawaguchi
04 Marvin A. Mall
05 Michael L. Snow
06 Greg M. Stevenson
07 John R. Wall

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

2.	APPROVAL OF AMENDMENT TO THE INNUITY, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	PROPOSAL TO RATIFY THE SELECTION OF HANSEN, BARNETT & MAXWELL LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

(Name: Please print exactly as shares are issued)

(Signature)
Date:_______________,2006

(Signature)
Date:_______________,2006